Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of The Ohio National Life Insurance Company and Contract Owners of Ohio National Variable Account A:

We consent to the use of our reports for Ohio National Variable Account A dated April 6, 2016, and for The Ohio National Life Insurance Company and subsidiaries dated April 26, 2016, included herein in post-effective amendment no. 57 to File No. 333-43513 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

December 29, 2016